SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2)
[ ]  Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12

                            RAMSAY HEALTH CARE, INC.
 ...............................................................................
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement, if other then the Registrant)


Payment of Filing (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         1)  Title of each class of securities to which transaction applies:
             ...................................................................
         2)  Aggregate number of securities to which transaction applies:
             ...................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
             ...................................................................

         4  Proposed maximum aggregate value of transaction:
             ...................................................................

         5) Total fee paid:
             ...................................................................

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
             ...................................................................
         2) Form, Schedule or Registration Statement No.:
             ...................................................................

         3) Filing party:
             ...................................................................

         4) Date Filed:
             ...................................................................

         Set forth the amount on which the filing fee is calculated and state how it was determined.

                            RAMSAY HEALTH CARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 1996


     The Annual Meeting of Stockholders of RAMSAY HEALTH CARE, INC. ("RHC" or the "Company") will be held at The Peninsula New York, 700 Fifth Avenue, New York, New York at 9:00 A.M., local time, on November 21, 1996, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect seven directors of RHC for the ensuing year;

     2. To consider and take action upon a proposal to ratify the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only RHC stockholders of record at the close of business on October 1, 1996 will be entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof. A list of the stockholders entitled to vote at the meeting may be examined at the offices of Haythe & Curley, 237 Park Avenue, New York, New York during the ten-day period preceding the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS REQUIRED WHEN MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE. YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NOMINEES FOR DIRECTORS AND FOR THE OTHER PROPOSAL TO BE CONSIDERED AT THE MEETING.

                                      By Order of the Board of Directors,

                                      Paul J. Ramsay
                                      Chairman of the Board
October 31, 1996

                            RAMSAY HEALTH CARE, INC.
                          Entergy Corporation Building
                          639 Loyola Avenue, Suite 1700
                          New Orleans, Louisiana 70113

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   To Be Held
                                November 21, 1996



General

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ramsay Health Care, Inc. ("RHC" or the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment or adjournments thereof. When the enclosed proxy is properly executed and returned, the shares that it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted IN FAVOR of the nominees for directors listed on the proxy and FOR the ratification of the Board of Directors' selection of independent auditors for the Company. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to such other business, a vote may be cast pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder. It is anticipated that the proxy materials will be mailed to the stockholders of the Company on or about October 31, 1996.

     It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

     Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of such revocation to the Company, care of the Assistant Secretary, Entergy Corporation Building, 639 Loyola Avenue, Suite 1700, New Orleans, Louisiana 70113 prior to the Meeting; (ii) executing and delivering a proxy bearing a later date to the Company, care of the Assistant Secretary, Entergy Corporation Building, 639 Loyola Avenue, Suite 1700, New Orleans, Louisiana 70113 prior to the Meeting; or (iii) appearing at the Meeting and voting in person.

1996 Annual Report

     The Company's 1996 Annual Report on Form 10-K for the fiscal year ended June 30, 1996 is enclosed with this Proxy Statement.

Expenses of Solicitation

     The cost of soliciting proxies will be borne by the Company. Officers, directors, and employees of the Company may solicit proxies by telephone, telecopier, telegram or in person. The Company has also engaged the services of Corporate Communications, Inc. and First Union National Bank of North Carolina to assist in the solicitation and tabulation of proxies. The Company estimates that these entities will receive fees totalling approximately $5,000, plus expenses, in connection with these services.

Voting

     Holders of record of issued and outstanding shares of (i) common stock, $.01 par value ("Common Stock"), of the Company and (ii) class B convertible preferred stock, series C, $1.00 par value ("Series C Preferred Stock"), of the Company, in each case as of October 1, 1996 (the "Record Date"), will be entitled to notice of and to vote at the Meeting as described below. On the Record Date, there were issued and outstanding 8,307,131 shares of Common Stock and 142,486 shares of Series C Preferred Stock.

     Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Meeting. Each share of Series C Preferred Stock is entitled to 10 votes with respect to each matter to be voted on at the Meeting, voting together with the Common Stock as a single class.

     Directors are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Series C Preferred Stock present and voting thereon at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, abstentions will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

     Ramsay Holdings HSA Limited ("Ramsay Holdings") and Paul Ramsay Holdings Pty. Limited ("Holdings Pty.") are the holders of all of the 142,486 issued and outstanding shares of Series C Preferred Stock, Ramsay Holdings is the holder of 1,404,035 shares of Common Stock and Holdings Pty. is the holder of 551,409 shares of Common Stock. Accordingly, as of the Record Date, Ramsay Holdings and Holdings Pty. had an approximate 34.8% voting interest in the Company. To the best of the Company's knowledge, Ramsay Holdings and Holdings Pty. will vote their shares of Common Stock and Series C Preferred Stock in favor of each of the proposals presented at the Meeting. See "Certain Relationships and Related Transactions," "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" below.

Merger Agreement

     As previously announced, on October 1, 1996, the Company, RHCI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("RHCI Sub"), and Ramsay Managed Care, Inc., a Delaware corporation ("RMCI"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the acquisition of RMCI by the Company through the merger of RHCI Sub with and into RMCI (the "Merger"). The Merger has been approved by the Board of Directors of each of the Company and RMCI following the recommendation by a special committee of the Board of Directors of each of the Company and RMCI. As a result of the Merger, RMCI will become a wholly owned subsidiary of the Company.

     Upon consummation of the Merger, (i) each share of common stock, $.01 par value (the "RMCI Common Stock"), of RMCI will be converted into one-third (1/3) of a share of Common Stock and (ii) each share of preferred stock, series 1996, $.01 par value (the "RMCI Series 1996 Preferred Stock"), of RMCI will be converted into one share of class B preferred stock, series 1996, $1.00 par value, of the Company. The Merger is intended to qualify, for federal income tax purposes, as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     The Merger is subject to the  approval  by (i) the holders of a majority of the shares of Common Stock and Series C Preferred Stock (voting on an as converted basis into Common Stock and voting together with the Common Stock as a single class) voting on the transaction, (ii) the holders of a majority of the issued and outstanding shares of RMCI Common Stock and RMCI Series 1996 Preferred Stock (voting on an as converted basis into RMCI Common Stock and voting together with the RMCI Common Stock as a single class) and (iii) the holders of a majority of the issued and outstanding shares of RMCI Series 1996 Preferred Stock (voting as a separate class). Affiliates of Paul J. Ramsay, the Chairman of the Board of the Company and RMCI, hold an approximate 34.8% voting interest in the Company, an approximate 69.0% voting interest in RMCI and 100% of the RMCI Series 1996 Preferred Stock, and have indicated that they will vote their shares of capital stock of each of the Company and RMCI in favor of the Merger. The Merger is also subject to various other conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the receipt of necessary lender and other consents, and the declaration of effectiveness by the Securities and Exchange Commission of a registration statement to be filed by the Company. Subject to the satisfaction of these conditions, it is expected that the Merger will be consummated in March 1997.

     The Company is not soliciting any proxies at this time in connection with the Merger and stockholders of the Company are not being asked to consider the Merger at the Meeting. The Company intends to call a special meeting of its stockholders at a later date to consider the Merger.


                            1. ELECTION OF DIRECTORS

     Seven directors will be elected at the Meeting. It is the intention of each of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the seven nominees listed in the following table, unless contrary instructions are given. All of the nominees are presently serving as directors. In case any nominee is unable or declines to serve, such persons reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person nominated will be unable or will decline to serve. The directors elected by the stockholders will serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

     Certain information concerning the nominees for election of directors is set forth below. Such information was furnished by them to the Company.

                        Principal Occupations for Past Five
Name and Age            Years and Certain Other Directorships

Aaron Beam, Jr. (52)    Executive Vice President and Chief Financial Officer of
                        HEALTHSOUTH Corporation (provider of medical rehabilitation services) since prior to 1991;
                        Director of  HEALTHSOUTH  Corporation  since  1993;
                        Director of Ramsay Managed Care, Inc. (provider of managed mental health care and HMO services); Director of the Company since 1991.

Peter J. Evans (47)    Financial consultant to a number of Australian companies;
                       Partner, P.J. Evans & Co., a chartered accounting firm in Australia, since prior to 1991; Former partner in big six accounting firm; Director of Ramsay Health Care Pty.
                       Limited (or its predecessors) (owner and operator of hospitals in Australia), Prime Television Limited
                       (operator of an Australian television network) and Ramsay
                       Managed Care, Inc.; Director of the Company since 1989.

Thomas M. Haythe (57)  Partner, Haythe & Curley (attorneys) since prior to 1991;
                       Director of Novametrix Medical Systems Inc. (manufacturer of electronic medical instruments), Isomedix Inc. (provider of sterilization services), Guest Supply, Inc. (provider of hotel guest room amenities, accessories and products), Westerbeke Corporation (manufacturer of marine engine products) and Ramsay Managed Care, Inc.; Director of the Company since 1987.

Luis E. Lamela (46)    Vice Chairman of the Board of the Company since January
                       1996; Chief Executive Officer of CAC Medical Centers, a division of United HealthCare of Florida, since July
                       1996; President and Chief Executive Officer of CAC -
                       United HealthCare Plans of Florida from May 1994 to
                       July1996; President and Chief Executive Officer of Ramsay
                       - HMO, Inc. from prior to 1991 to May 1994; Director of the Company since January 1996.

Paul J. Ramsay (60)    Chairman of the Board of the Company since July 1988;
                       President of the Company from February 1988 to July
                       1988; Chairman of the Board of the Company from November 1987 to February 1988; involved in the health care industry for more than 25 years; Chairman of the Board of Ramsay Health Care Pty. Limited (or its predecessors), Paul Ramsay Hospitals Pty. Limited and
                       Prime Television Limited; Director of Ramsay Managed
                       Care, Inc.; Director of the Company since 1987.

Steven J. Shulman (45) President of the Pharmacy and Disease Management Group
                       of Value Health, Inc. (provider of specialty managed care programs) since September 1995; Executive Vice President of Value Health, Inc. since prior to 1991 to September 1995; Director of Value Health, Inc. and Novametrix Medical Systems Inc.; Director of the Company since 1991.

Michael S. Siddle (47) Managing Director (Chief Executive Officer) of Ramsay
                       Health Care Pty. Limited (or its predecessors) and Paul Ramsay Hospitals Pty. Limited since prior to 1991; various executive positions with corporations controlled by Paul J. Ramsay since prior to 1991; Director of Prime Television Limited and Ramsay Managed Care, Inc.; Director of the Company since 1987.

     Robert E. Galloway elected to not serve as a director of the Company for the upcoming year in order to devote more time to his other business interests. Gregory H. Browne and Reynold J. Jennings resigned as directors of the Company effective May 13, 1996 and August 12, 1996, respectively.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Company met four times in fiscal 1996. All of the directors named above attended at least 75% of the meetings of the Board of Directors and meetings of the committees of the Board of Directors on which such director served held during the time that such person served.

     The Company had five standing committees during fiscal 1996: the Executive Operating Committee, the Audit Committee, the Compensation and Conflict of Interest Committee, the Quality Assurance Committee and the Independent Directors Committee.

     The Executive Operating Committee presently is composed of Messrs. Evans, Haythe, Lamela and Ramsay. The Committee's function is to act in the place and stead of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Operating Committee met once during fiscal 1996.

     The Audit Committee presently is composed of Messrs. Beam, Evans and Haythe. The Audit Committee's functions include reviewing the results of the reports and audits by the Company's independent public accountants and making recommendations to the Board of Directors with respect to accounting practices and procedures and internal controls. The Audit Committee of the Company met once during fiscal 1996.

     The  Compensation  and Conflict of Interest  Committee  (the  "Compensation
Committee") presently is composed of Messrs. Beam, Evans and Haythe. The Compensation Committee's functions include reviewing and recommending remuneration arrangements for senior officers and for members of the Board of Directors, adopting compensation plans in which officers and directors are eligible to participate, granting stock options under the Company's stock option plans, acting on important personnel matters, nominating senior officers, resolving matters involving possible conflicts of interest and providing for management succession. The Compensation Committee met four times during fiscal 1996.

     The Quality Assurance Committee presently is composed of Messrs. Galloway and Beam. The Committee's functions are to review and monitor the clinical functions of the Company, to administer peer review and a case management system, and to implement a professional education program. The Quality Assurance Committee did not meet during fiscal 1996.

     The Independent Directors Committee presently is composed of Messrs. Beam, Galloway, Haythe and Shulman. The Committee's function is to review all transactions between the Company and persons affiliated with Paul J. Ramsay or any entity in which Paul J. Ramsay directly or indirectly has an equity interest. The Independent Directors Committee did not meet during fiscal 1996.

     The Company does not have a nominating committee and has established no procedures whereby nominees for director may be recommended by stockholders.

Compensation of Directors

     During fiscal 1996, the Company paid directors who were not employees of the Company an annual fee of $12,000 and a fee of $3,000 for each of the first four meetings of the Board of Directors attended. On September 1, 1995, approximately 25% of the fiscal 1996 fees to nonemployee directors were paid by way of the issuance of 1,750 shares of Common Stock and the grant of options to purchase 1,750 shares of Common Stock. Additionally, the Company reimbursed directors for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board of Directors. For fiscal 1997, it is the Company's policy to pay directors who are not employees of the Company an annual fee of $12,000 and a fee of $3,000 for each of the first four meetings of the Board of Directors attended during the year, with no additional compensation to be paid for attendance at additional meetings. In accordance with the terms of the Company's credit agreements, the Company will pay the fiscal 1997 nonemployee directors' fees by way of the issuance of shares of Common Stock.

Executive Compensation

     The following table sets forth information for the fiscal years ended June 30, 1996, 1995 and 1994 concerning the compensation paid or awarded to the Chief Executive Officer and the other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                      Long-Term
                                                     Compensation
                          Annual Compensation           Awards

              Fiscal                                  Securities
Name and      Year                       Other Annual Underlying      All Other
Principal     Ended   Salary    Bonus    Compensation Stock Options Compensation
Position     June 30   ($)       ($)         ($)          (#)           ($)

________________________________________________________________________________


Reynold J.
 Jennings(1)  1996   225,859     (2)      7,500 (3)  124,830 (5)       4,421 (9)
Executive     1995   225,859  135,000     7,500 (3)   50,000 (6)(7)   63,830 (9)
 Vice         1994   141,162       --    12,150 (4)  124,830 (7)(8)    7,319 (9)
  President


Wallace E.
 Smith        1996   160,609     (2)      4,800 (3)       --              --
 Vice         1995   160,609    6,300     4,800 (3)       --              --
  President   1994   159,908   27,000     4,800 (3)    6,242(7)          836


John A.
 Quinn        1996   155,598     (2)      4,800 (3)   20,000(10)          --
Vice          1995   135,156   45,000     4,800 (3)       --              --
 President    1994   126,823   25,000     4,800 (3)    6,242 (7)         481

Brent J.
 Bryson       1996   122,248     (2)      1,800 (3)       --              --
Vice          1995   131,748       --     3,600 (3)   18,725 (7)          --
 President    1994      --         --        --           --              --

William N.
 Nyman        1996   120,478     (2)      4,800 (3)    5,000 (11)         --
Vice          1995   115,012   25,000     4,800 (3)       --              --
 President    1994   104,889   25,000     4,000 (3)    6,242 (7)          --


Gregory H.
 Browne(12)   1996    59,865       --        --           --         188,855(13)
Former Chief  1995   220,757       --    32,046 (4)       --              --
 Executive    1994   206,472       --    27,860 (4)       --              --
 Officer


(1) Mr. Jennings became Chief Executive Officer of the Company in January 1996. He assumed the position of Executive Vice President in August 1996 upon the appointment of Bert G. Cibran as President and Chief Operating Officer of the Company.
(2)  Bonus for the fiscal year ended June 30, 1996 has not yet been determined.
(3)  Represents an automobile allowance.
(4) Includes a housing allowance for Mr. Jennings of approximately $9,000 and for Mr. Browne of approximately $20,000.
(5) Represents options to purchase shares of Common Stock granted in fiscal 1996. Does not include the repricing in fiscal 1996 of options to purchase an aggregate of 299,660 shares of Common Stock.
(6) Does not include the repricing in fiscal 1995 of options to purchase 124,830 shares of Common Stock.
(7) Reflects the antidilution adjustment in connection with the RMCI Distribution (as defined below).
(8) Does not include the repricing in fiscal 1994 of options to purchase 124,830 shares of Common Stock granted in fiscal 1994.
(9) Includes moving expense reimbursement and other costs of relocation totalling $51,619 in 1995. Amount also includes or, in 1996 and 1994 represents, the benefit to Mr. Jennings of premiums paid by the Company during the fiscal year with respect to a split-dollar insurance arrangement, which benefit was determined by calculating the time value of money from the date premiums were paid until the date (March 1999) premiums may be repaid to the Company.
(10) Represents options to purchase shares of Common Stock granted in fiscal 1996. Does not include the repricing in fiscal 1996 of options to purchase an aggregate of 60,692 shares of Common Stock.
(11) Represents options to purchase shares of Common Stock granted in fiscal 1996. Does not include the repricing in fiscal 1996 of options to purchase an aggregate of 34,129 shares of Common Stock.
(12) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of the Company.
(13) Includes severance payments of $177,435 and, as part of Mr. Browne's severance arrangements, travel costs subsequent to his resignation of $11,420.

     In connection with the Company's distribution on April 24, 1995 of the common stock of RMCI held by it to the holders of the Company's common and preferred stock (the "RMCI Distribution") and in accordance with the Company's 1990, 1991 and 1993 stock option plans, the Company made certain antidilution adjustments to stock options granted under these stock option plans. These adjustments were made to reflect the assumed reduction in the market price of the Common Stock following the RMCI Distribution and to preserve the aggregate "spread" (if any) between the aggregate option price under each option and the aggregate market value of the shares of Common Stock of the Company purchasable upon exercise of the option. Accordingly, the exercise price of each option outstanding under the Company's 1990, 1991 and 1993 stock option plans was adjusted by multiplying the option price in effect prior to the RMCI Distribution by 0.8011 and the number of options was adjusted by multiplying the number of options prior to the RMCI Distribution by 1.2483. All information contained in this Proxy Statement reflects such adjustments.

     On November 10, 1995, the Board of Directors approved an offer (the "Repricing Offer") to the holders of options to purchase Common Stock under the Company's stock option plans whereby each option holder could exchange existing options held by such holder for amended options to purchase the same number of shares of Common Stock at an exercise price of $2.50 per share; provided that such repriced options (the "Repriced Options") will not be exercisable until the date which is six months prior to their expiration date and provided further that vested Repriced Options will become exercisable earlier in the event that, at the time of exercise, the closing price for the Common Stock as quoted on NASDAQ has equalled or exceeded $7.00 (subject to adjustment for events affecting the Common Stock or the capital structure of the Company) per share on at least 15 trading days, which need not be consecutive, subsequent to November 10, 1995. The holders of an aggregate of 1,539,105 (out of 2,052,628 outstanding) stock options accepted the Repricing Offer. The Repriced Options are not currently exercisable.

     The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1996. The table also includes options which were repriced pursuant to the Repricing Offer. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                       STOCK OPTION GRANTS IN FISCAL 1996


                                                                 Potential
                                                                Realizable
                                                                 Value at
                                                                 Assumed
                                                               Annual Rates
                                                                 of Stock
                                 Individual                       Price
                                   Grants                      Appreciation
            -----------------------------------------------  -------------------
                           % of
                           Total
                          Options
                          Granted
                             to        Exercise
    Name       Options    Employees    or Base
               Granted    in Fiscal     Price    Expiration
                 (#)        Year        ($/Sh)      Date      5%($)     10%($)
----------  -------------  ---------   -------   ----------  -------  ----------


Reynold J.
 Jennings   124,830 (1)                  $2.50    11/9/2003  148,500   357,000
             50,000 (1)                  $2.50     6/1/2005   74,000   177,000
            124,830 (2,3)   51.3%        $2.50    8/30/2005  196,000   496,800
John A.
 Quinn       12,483 (1)                  $2.50     8/7/2001   10,100    21,000
             18,725 (1)                  $2.50     2/4/2002   16,700    37,300
              6,242 (1)                  $2.50    3/12/2003    6,600    15,200
              6,242 (1)                  $2.50    5/26/2004    8,000    18,700
             20,000 (2,3)    8.2%        $2.50    8/30/2005   31,400    79,600

William N.
 Nyman        2,497 (1)                  $2.50     8/7/2001    2,000     4,200
              6,242 (1)                  $2.50     2/4/2002    5,600    12,400
             14,148 (1)                  $2.50    3/12/2003   15,000    34,400
              6,242 (1)                  $2.50    11/9/2003    7,400    17,900
              5,000 (2,3)    2.1%        $2.50    8/30/2005    7,900    19,900

Gregory H.
 Browne(4)   10,403 (1)                  $2.50       (4)        (4)       (4)
            124,830 (1)                  $2.50       (4)        (4)       (4)
             43,691 (1)                  $2.50       (4)        (4)       (4)
              8,321 (3,5)                $2.50       (4)        (4)       (4)




(1) Represents options to purchase shares of Common Stock which were granted to the named executive officer in a fiscal year prior to 1996 but which were repriced during fiscal 1996 pursuant to the Repricing Offer discussed above.
(2) Represents options to purchase shares of Common Stock which were granted to the named executive officer during fiscal 1996 with an exercise price of $3.38 per share and which were repriced during fiscal 1996 pursuant to the Repricing Offer discussed above.
(3) The options include a reload feature. The reload feature provides that if upon exercise of an option the optionee pays the exercise price of such option in shares of Common Stock owned by the optionee for at least six months, the Company shall grant such optionee on the date of such exercise an additional option to purchase a number of shares of Common Stock equal to the number of shares of Common Stock transferred to the Company in payment of the exercise price.
(4) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of the Company. All outstanding stock options held by Mr. Browne expired unexercised on August 13, 1996.
(5) Represents options to purchase shares of Common Stock which were granted on November 10, 1995 (the date of the Repricing Offer) while Mr. Browne was a director with an exercise price of $2.50 per share.

     The following table summarizes stock options exercised during fiscal 1996 and the number and value of options held by the executive officers named in the Summary Compensation Table at June 30, 1996.

                    STOCK OPTION EXERCISES IN FISCAL 1996 AND
                      STOCK OPTION VALUES AT JUNE 30, 1996


                                                                   Value of
                                         Number of                Unexercised
                                       Unexercised               In-the-Money
                                        Options at                Options at
                                       June 30, 1996             June 30, 1996
                                           (#)                      ($) (1)
                                     ---------------------     -----------------
                     Shares
                   Acquired
                      on      Value                            Exer-
                     Exer-    Real- Exercis-                    cis-  Unexer-
     Name             cise    ized    able     Unexercisable    able  cisable
--------------------  -----   -----  -------   ------------      --   -------

Reynold J. Jennings      --      --       --      299,660        --  149,830

Wallace E. Smith         --      --   47,853           --        --       --

John A. Quinn         3,000   1,125       --       60,692        --   30,346

William N. Nyman         --      --       --       34,129        --   17,065

Gregory H. Browne(2)     --      --       --      187,245 (2)    --   93,622 (2)




(1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the options from the aggregate year-end value of the underlying Common Stock.
(2) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of the Company. All outstanding stock options held by Mr. Browne expired unexercised on August 13, 1996.


     All outstanding stock options in the above table held by the executive officers (except Mr. Smith) were repriced pursuant to the Repricing Offer. In accordance with applicable Securities and Exchange Commission regulations, the following table sets forth information as to the repricing of options held by executive officers of the Company during the past ten fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                          Market    Exer-
                                          Price     cise
                                          of        Price
                                          Stock at  at               Length of
                                Number    Time      Time             Original
                                of        of        of              Option Term
                                Options   Repric-   Repric-  New    Remaining
                                Repriced   ing or    ing or  Exer-   at Date of
                                or        Amend-    Amend-    cise  Repricing or
Name        Date                Amended   ment      ment     Price   Amendment

Reynold J.
 Jennings   November 10, 1995   124,830   $2.50     $3.75    $2.50      8 years
                                 50,000    2.50      3.75     2.50    9.5 years
                                124,830    2.50      3.38     2.50     10 years
            June 1, 1995        124,830    3.75      5.51     3.75      8 years
            May 26, 1994        124,830    5.51      6.31     5.51      9 years

Wallace E.
 Smith      November 16, 1992    20,804   $4.01     $5.61    $4.01      3 years
                                 29,128    4.01      5.61     4.01      8 years
            April 7, 1992        20,804    5.61      7.81     5.61      4 years
                                 29,128    5.61      7.81     5.61      9 years
            November 11, 1991    29,128    7.81     11.32     7.81     10 years

John A.
 Quinn      November 10, 1995    12,483   $2.50     $4.01    $2.50      6 years
                                 18,725    2.50      4.01     2.50      6 years
                                  6,242    2.50      4.25     2.50    7.5 years
                                  6,242    2.50      5.51     2.50    8.5 years
                                 17,000    2.50      3.38     2.50     10 years
            November 16, 1992    12,483    4.01      5.61     4.01      8 years
                                 18,725    4.01      5.61     4.01      9 years
            April 7, 1992        12,483    5.61      7.81     5.61      9 years
                                 18,725    5.61      7.81     5.61     10 years
            November 11, 1991    12,483    7.81     11.32     7.81     10 years

William N.
 Nyman      November 10, 1995     2,497   $2.50     $4.01    $2.50      6 years
                                  6,242    2.50      4.01     2.50      6 years
                                 14,148    2.50      4.25     2.50    7.5 years
                                  6,242    2.50      6.31     2.50      8 years
                                  5,000    2.50      3.38     2.50     10 years
            November 16, 1992     2,497    4.01      5.61     4.01      8 years
                                  6,242    4.01      5.61     4.01      9 years
                                  6,242    4.01      5.61     4.01      9 years
            April 7, 1992         2,497    5.61      7.81     5.61      9 years
                                  6,242    5.61      7.81     5.61     10 years
                                  6,242    5.61      7.01     5.61     10 years
            November 11, 1991     2,497    7.81     11.22     7.81     10 years
                                  6,242    7.81     11.32     7.81     10 years

Bruce R.
 Soden (1)  November 16, 1992     8,321   $4.01     $6.01    $4.01      3 years
                                 22,886    4.01      5.61     4.01      8 years
                                 18,725    4.01      5.61     4.01      9 years
            April 7, 1992        22,886    5.61      7.81     5.61      9 years
                                 18,725    5.61      7.01     5.61     10 years
            November 11, 1991    22,886    7.81     11.66     7.81     10 years

Gregory H.
 Browne(2)  November 10, 1995    10,403   $2.50     $4.01    $2.50      6 years
                                124,830    2.50      4.01     2.50      6 years
                                 43,691    2.50      4.25     2.50    7.5 years
            November 16, 1992     8,321    4.01      6.01     4.01      3 years
                                 10,403    4.01      5.61     4.01      8 years
                                249,660    4.01      5.61     4.01      9 years
            April 7, 1992        10,403    5.61      7.81     5.61      9 years
                                124,830    5.61      7.01     5.61     10 years
            November 11, 1991    10,403    7.81     11.32     7.81     10 years

                                          Market    Exer-
                                          Price     cise
                                          of        Price
                                          Stock at  at               Length of
                                Number    Time      Time             Original
                                of        of        of              Option Term
                                Options   Repric-   Repric-  New    Remaining
                                Repriced   ing or    ing or  Exer-   at Date of
                                or        Amend-    Amend-    cise  Repricing or
Name        Date                Amended   ment      ment     Price   Amendment

Curtis L.
 Dosch (3)  November 16, 1992   2,497     $4.01     $5.61    $4.01      8 years
                                6,242      4.01      5.61     4.01      9 years
                                6,242      4.01      5.61     4.01      9 years
            April 7, 1992       2,497      5.61      7.81     5.61      9 years
                                6,242      5.61      7.81     5.61     10 years
                                6,242      5.61      7.01     5.61     10 years
            November 11, 1991   2,497      7.81     11.22     7.81     10 years
                                6,242      7.81     11.32     7.81     10 years

Rea A.
 Oliver (4) November 16, 1992  15,000     $5.00     $7.00    $5.00      9 years
                                5,000      5.00      7.00     5.00      8 years
            April 7, 1992       5,000      7.00      9.75     7.00     10 years
                                5,000      7.00      8.75     7.00     10 years
                                5,000      7.00      9.75     7.00      9 years
            November 11, 1991   5,000      9.75     14.13     9.75     10 years




(1) Mr. Soden was the Chief Financial Officer of the Company from September 1991 to September 1993 and a member of its Board of Directors from September 1993 to August 1995.
(2) Effective September 30, 1995, Mr. Browne resigned from his position as Chief Executive Officer of the Company. All outstanding stock options held by Mr. Browne expired unexercised on August 13, 1996.
(3) Mr. Dosch resigned from the Company in March 1996. All outstanding stock options held by Mr. Dosch expired unexercised.
(4) Mr. Oliver resigned from the Company in March 1994. All outstanding stock options held by Mr. Oliver expired unexercised.


Employment and Other Agreements

     In August 1996, the Company entered into an employment  agreement with Bert
G. Cibran, President and Chief Operating Officer of the Company, providing for the payment of an initial annual base salary of $300,000, subject to annual increases determined by the Company's Board of Directors and minimum annual increases based on the Consumer Price Index. In addition, Mr. Cibran is entitled to an annual bonus in an amount equal to 2% of any increase in the operating income of the Company over the preceding fiscal year. The agreement is for an initial term of three years with annual renewals. Pursuant to the employment agreement, the Company agreed to provide Mr. Cibran an automobile allowance and options to purchase 125,000 shares of Common Stock. In addition, Mr. Cibran's employment by the Company may be terminated by either the Company or Mr. Cibran; however, in the event the Company terminates Mr. Cibran's employment without due cause, the Company must continue to pay Mr. Cibran his base salary in effect at the time for 24 months after the date of such termination. The agreement also provides for a lump sum cash payment to Mr. Cibran of his bonus and 24 months' base salary upon termination of his employment for any reason following certain change of control events involving the Company.


     In August 1996, the Company entered into an employment agreement with Reynold J. Jennings, Executive Vice President of the Company, providing for the payment of an initial annual base salary of $275,000, subject to annual increases determined by the Company's Board of Directors and minimum annual increases based on the Consumer Price Index. In addition, Mr. Jennings is entitled to an annual bonus in an amount equal to 2% of any increase in the operating income of the Company over the preceding fiscal year. The employment agreement, which replaces an employment agreement entered into in October 1993, expires on December 31, 1999. The agreement also provides for a split-dollar insurance arrangement, pursuant to which the Company will pay the premium costs of life insurance for Mr. Jennings (up to $150,000). The premium costs are repayable by Mr. Jennings to the Company under certain circumstances and also are scheduled to be forgiven and treated as a bonus in November 1998, provided Mr. Jennings is employed by the Company at that time. Mr. Jennings' employment agreement also provides for the use of a Company automobile and gives him the right to require the Company to purchase options covering 124,830 shares of Common Stock granted to him pursuant to his initial employment agreement at a price of $3.20 per share (as adjusted for stock dividends or splits). In addition, Mr. Jennings will receive reimbursement of relocation expenses in an amount not to exceed $60,000. Pursuant to the agreement, Mr. Jennings' employment by the Company may be terminated by either the Company or, upon six months notice, by Mr. Jennings; however, in the event the Company terminates Mr. Jennings' employment without due cause, the Company must continue to pay Mr. Jennings his base salary in effect at the time through December 31, 1999. The agreement also provides for a lump sum cash payment to Mr. Jennings of his bonus and the greater of (a) 12 months' base salary, or (b) the base salary that would have been payable to Mr. Jennings from the date of termination through December 31, 1999, upon the termination of his employment for any reason following certain change of control events involving the Company.

     In August 1996, the Company entered into a two year services agreement with Healthlink Enterprises, Inc., a Florida corporation ("Healthlink"), pursuant to which Healthlink agreed to make available to the Company the services of Carol
C. Lang, Vice President and Chief Financial Officer of the Company. The services agreement provides for the payment of an initial annual base compensation to Healthlink of $240,000, subject to annual increases determined by the Company's Board of Directors and minimum annual increases based on the Consumer Price Index. In addition, Healthlink is entitled to a bonus of up to 40% of the base compensation, based on the achievement of targets set by the President or Board of Directors of the Company. In addition, the services agreement provides that Ms. Lang will receive options to purchase 100,000 shares of Common Stock. The services agreement may be terminated by the Company or, upon three months notice, by Healthlink; however, in the event the Company terminates the agreement without due cause, the Company must continue to pay the base compensation until the later of the end of the term of the services agreement or six months after the date of termination. The services agreement also provides for a lump sum cash payment to Healthlink of any bonus due and the greater of
(a) 12 months' base compensation or (b) the base compensation that would have been payable to Healthlink from the date of termination to the last day of the services agreement, upon the termination of the services agreement for any reason following certain change of control events involving the Company.

     In September 1996, the Company entered into an employment agreement with Brent J. Bryson, Vice President, providing for the payment of an initial annual base salary of $180,000, subject to annual review by the Board of Directors. The agreement also provides for the payment of a bonus of up to 2% of the improvement in operating income of assigned operations, based upon the achievement by the Company and Mr. Bryson of certain performance targets. In addition, the agreement provides for an automobile allowance, the reimbursement of certain relocation expenses and options to purchase 60,000 shares of Common Stock. Pursuant to the agreement, if the Company terminates the agreement for any reason other than due cause, Mr. Bryson will be entitled to continue to receive his base salary for a period of six months after the date of such termination.

     In January 1992, the Company entered into an employment agreement with Gregory H. Browne, Chief Executive Officer of the Company through September 30, 1995, providing for the payment of an initial annual base salary of $200,000, subject to annual increases determined by the Company's Board of Directors and minimum annual increases based on the Consumer Price Index. The agreement was for an initial term of two years with annual renewals. Mr. Browne's agreement was renewed in January 1994 and again in January 1995. In addition, in February 1995, Mr. Browne's base salary was increased by $25,000 by the Board of Directors. Pursuant to the employment agreement, the Company agreed to provide Mr. Browne with housing and automobile allowances, reimbursement of certain travel expenses and a bonus based on the positive percentage change in earnings per share between years. In September 1995, Mr. Browne announced his intention to resign from his positions as Vice Chairman and Chief Executive Officer of the Company, effective September 30, 1995. As part of a termination agreement, the Company paid Mr. Browne his then current salary during the 12-month period subsequent to his resignation and certain travel costs following his resignation.

     In January 1992, the Company entered into employment agreements with Wallace E. Smith, Vice President and John A. Quinn, Vice President, for the payment of initial annual base salaries to Mr. Smith and Mr. Quinn of $125,000 and $115,000, respectively, subject to annual review by the Board of Directors. The base salaries of Mr. Smith and Mr. Quinn have been increased periodically since the inception of the agreement and, for the fiscal year ended June 30, 1996, their base salaries were $160,000 and $155,000, respectively. The agreements also provide for the payment to Mr. Smith and Mr. Quinn of a bonus of up to 30% of their respective base salaries based upon the attainment of certain performance targets, as well as a discretionary amount based on job performance and approved by the Compensation Committee. In addition, the agreements provide for an automobile allowance and the reimbursement of certain relocation expenses. Pursuant to the agreements, if the Company terminates either of the agreements for any reason other than due cause, the employee will be entitled to continue to receive his base salary for a period of six months after the date of such termination.

Compliance with Section 16(a) of the
Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     The Company believes that for the period ended June 30, 1996, its executive officers, directors and greater than ten percent stockholders complied with all
Section 16(a) filing requirements.

Certain Relationships and Related Transactions

     The Management Agreement:

     In June 1992, the Company renewed its management agreement (the "Management Agreement") with Ramsay Health Care Pty. Limited, an affiliate of Paul J. Ramsay (the "Manager"). Pursuant to the Management Agreement, the Manager provides managerial services to the Company including, but not limited to (a) participation in overall strategic planning of the Company, (b) strategic and operational discussions with the executive officers of the Company, (c) review and evaluation of possible acquisition candidates, (d) review of material contracts and commitments entered into by the Company and (e) participation in debt refinancing negotiations. In addition, the Manager provides a pool of management standby resources (on both a part-time and full-time basis) to mitigate the impact of executive and senior management turnover. The Management Agreement provides for the payment of an initial annual management fee of $677,422, subject to increases based on increases in the Consumer Price Index and subject to certain restrictions set forth in certain credit agreements to which the Company is a party. The management fee payable under the Management Agreement was set on the basis of a negotiated amount based on the time spent by personnel of the Manager in performing the duties pursuant to the Management Agreement. During the fiscal year ended June 30, 1996, the Company incurred management fee expenses of $737,000 for services performed by the Manager under the Management Agreement. Of this total, approximately $560,000 was paid by way of the issuance of shares of Common Stock to Holdings Pty. and the remainder was paid in cash. In August 1996, the Company issued additional shares of Common Stock to Holdings Pty. for management fees due under the Management Agreement in fiscal 1997. (See "Stock Purchase Agreements" below.)

     On September 10, 1996, the Company entered into a letter agreement with the Manager and Holdings Pty. which terminated the Management Agreement effective July 1, 1997. In consideration for this termination, the Company issued to Holdings Pty. warrants to purchase 250,000 shares of Common Stock at an exercise price of $2.63 per share. These warrants are fully exercisable and expire on September 10, 2006.

     Relationship With Ramsay Affiliates:

     Ramsay   Holdings,   Holdings  Pty.  and  Ramsay   Hospitals  (the  "Ramsay
Affiliates") are corporations controlled by the Company's Chairman, Paul J. Ramsay. At October 15, 1996, Paul J. Ramsay, Ramsay Holdings and Holdings Pty. owned of record approximately 23.6% of the issued and outstanding shares of Common Stock and 100% of the issued and outstanding shares of Series C Preferred Stock and had an approximate 34.8% voting interest in RHC.

     Amounts Due From And Other Agreements With Ramsay Managed Care, Inc:

     In connection with the RMCI Distribution in April 1995, RMCI issued to RHC a subordinated promissory note (the "Subordinated Promissory Note") in the principal amount of $6,000,000, which note bears interest at 8% per annum and evidences certain advances by RHC made to or on behalf of RMCI since RMCI's inception, including for working capital and other general corporate purposes and partially to finance the cash portion of the purchase prices of certain acquired businesses. In addition, at June 30, 1996, RMCI owed RHC $360,000 of accrued interest on the Subordinated Promissory Note from October 1, 1995 and $1,847,000 of additional amounts paid by RHC on behalf of RMCI or charged by RHC to RMCI for certain administrative services. Of the $6,000,000 due on the Subordinated Promissory Note, approximately $1,412,000 is due on or before June 30, 1997 and the remainder is payable in 13 quarterly installments of approximately $353,000, beginning September 30, 1997. RHC has agreed that the payment of interest on the Subordinated Promissory Note for the period October 1, 1995 through June 30, 1997, as well as the $1,847,000 of additional amounts owed, will not be required to be made until after July 1, 1997, all on terms and conditions to be mutually agreed to by RHC and RMCI.

     The Subordinated Promissory Note is unsecured and subordinated and junior in right of payment to all indebtedness of RMCI and its subsidiaries incurred in connection with (i) the acquisition of Florida Psychiatric Management, a managed behavioral health care company, (ii) the acquisition of Human Dynamics
Institute, a former managed mental health care services division of Phoenix South Community Mental Health Services, Inc., (iii) future acquisitions of other managed mental health care services businesses and (iv) any other Senior Indebtedness (as defined in the Subordinated Promissory Note), including any indebtedness arising under RMCI's credit facility with First Union National Bank of Florida and any other bank indebtedness of RMCI or its subsidiaries.

     In connection with the RMCI Distribution, RHC and RMCI entered into various agreements governing the RMCI Distribution, covering the provision by RHC of various administrative services, and covering certain tax, employee benefit and other matters. Amounts payable to RHC under these agreements during fiscal year 1996 totaled approximately $180,000.

     Stock Purchase Agreements:

     In October 1995, RHC entered into a Stock Purchase Agreement with Holdings Pty. and the Manager pursuant to which Holdings Pty. agreed to purchase 275,863 shares of Common Stock at a purchase price of $3.625 per share, as follows: (i) 121,363 of the shares for a purchase price of $439,940.88, payable in cash and
(ii) 154,500 of the shares for a purchase price of $560,062.50, payable $1,545 in cash and $558,517.50 as a partial payment by the Company of management fees due for fiscal year 1996 under the Management Agreement.

     In August 1996, RHC entered into another Stock Purchase Agreement with Holdings Pty. and the Manager pursuant to which Holdings Pty. agreed to purchase 275,546 shares of Common Stock at a purchase price of $2.75 per share. The purchase price of $757,752.00 was payable $2,755.46 in cash and $754,996.54 as a payment by the Company of management fees due for fiscal 1997 under the Management Agreement.

     Exchange Agreement:

     At the request of the Company, Paul J. Ramsay agreed to surrender certain options granted to him under the Company's stock option plans in exchange for the issuance of warrants to purchase Common Stock to a corporate affiliate of Mr. Ramsay. The Company made this request in order to make additional shares of Common Stock available for grant under its stock option plans. Accordingly, on September 10, 1996, Mr. Ramsay, the Company and the corporate affiliate entered into an Exchange Agreement pursuant to which Mr. Ramsay surrendered for cancellation an aggregate of 476,070 stock options to purchase shares of Common Stock granted by the Company to Mr. Ramsay under its stock option plans in exchange for the issuance to the corporate affiliate of warrants to purchase 500,000 shares of Common Stock at an exercise price of $2.75 per share. The warrants will be exercisable during the period December 31, 2002 through June 30, 2003, provided that the warrants will be exercisable earlier in the event that, at the time of exercise, the closing price for the Common Stock as quoted on NASDAQ equals or exceeds $7.00 (subject to adjustment for events affecting the Common Stock or the capital structure of the Company) per share on at least 15 trading days, which need not be consecutive, subsequent to September 10, 1996. These warrants are not currently exercisable.

     Other Arrangements:

     The Company has entered into indemnification agreements with its directors and executive officers. These agreements provide that the directors and executive officers will be indemnified to the fullest possible extent permitted by Delaware law against all expenses (including attorneys' fees), judgments, fines, penalties, taxes and settlement amounts paid or incurred by them in any action or proceeding (including any action by or in the right of the Company or any of its subsidiaries or affiliates) on account of their service as directors, officers, employees, fiduciaries or agents of the Company or any of its subsidiaries or affiliates and their service at the request of the Company or any of its subsidiaries or affiliates as directors, officers, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Thomas M. Haythe, a director of the Company, is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to the Company during fiscal year 1996 and will continue to render legal services to the Company in the future.

     Robert E. Galloway, a director of the Company during fiscal 1996, rendered consulting services to the Company during fiscal year 1996. Mr. Galloway received $60,000 for these services.

     The Company has entered into a consulting agreement dated as of January 1, 1996 with Summa Healthcare Group, Inc. ("Summa"), a company of which Luis E. Lamela, the Vice Chairman of the Board of the Company, is the principal. Under the consulting agreement, Summa provides the Company with advisory and consulting services in connection with strategic planning, business development and investor relations at a cost of $12,500 per month. The consulting agreement is for an initial term of one year, subject to automatic renewal from year to year unless either party gives a notice of non- renewal three months prior to expiration of the then current term. In addition, the consulting agreement may be cancelled by either party on three months' notice effective at any time following January 1, 1997.

Compensation Committee Interlocks
and Insider Participation

     The members of the Compensation Committee of the Board of Directors are Aaron Beam, Jr., Peter J. Evans and Thomas M. Haythe. Mr. Evans is a director of Ramsay Health Care Pty. Limited, which provides management services to the Company pursuant to the Management Agreement. Mr. Haythe is a partner of the New York City law firm of Haythe & Curley, which firm rendered legal services to the Company during the last fiscal year and will continue to render legal services to the Company in the future. See "Certain Relationships and Related Transactions" above.

Compensation Committee Report
on Executive Compensation

     The Compensation Committee of the Board of Directors determines the compensation arrangements for executive officers of the Company. The Company's executive compensation program is designed to attract, motivate, reward and retain individuals with the executive and management skills needed to achieve the Company's business objectives. The compensation program accomplishes this goal by providing the Company's executives with incentives which reward achievement of both short- and long-term objectives that contribute to the growth and profitability of the Company, and which link executive pay with the interests of the Company's stockholders.

     The Company's executive compensation program consists of base salary, bonuses and stock options. The Company's salary levels are determined by comparisons with companies of similar size and complexity in the behavioral health care industry. Salary increases are determined in light of the financial performance of the Company, the individual performance of the executive and any increased responsibilities assumed by the executive. The salaries for Mr. Cibran and Mr. Jennings were determined pursuant to the terms of their employment agreements with the Company, which in turn were based on the foregoing considerations.

     Mr. Cibran's and Mr. Jennings' employment agreements provide for bonuses equal to 2% of any increase in operating income, as defined in the applicable agreement, of the Company over the preceding fiscal year. The services agreement with Healthlink and the employment agreements with Mr. Bryson, Mr. Smith and Mr. Quinn also provide for bonuses based upon the attainment of certain performance targets. Bonuses for the Company's executives for the fiscal year ended June 30, 1996 have not yet been determined.

     The Company may also award bonuses to other executives based on the level of financial performance achieved by the Company and the individual accomplishments of the executive, as evaluated by the President of the Company. Annual bonuses are paid to the chief executive officers of each hospital, based on (a) the financial performance of his/her hospital compared to budgeted and prior year performance, (b) the overall results of the Company and (c) the attainment of certain quality of care levels.

     The Company periodically grants stock options to its executive officers and other key employees. Also, in November 1995, the Board of Directors approved the Repricing Offer whereby each option holder could exchange existing options for amended options to purchase the same number of shares of Common Stock at an exercise price of $2.50 per share; provided that the Repriced Options will not be exercisable until the date which is six months prior to their expiration date and provided further that vested Repriced Options will become exercisable earlier in the event that, at the time of exercise, the closing price for the Common Stock as quoted on NASDAQ has equalled or exceeded $7.00 (subject to adjustment for events affecting the Common Stock or the capital structure of the Company) per share on at least 15 trading days, which need not be consecutive, subsequent to November 10, 1995. The Repriced Options are not currently exercisable.

     Stock option grants and the Repricing Offer are intended to provide the Company's executives and other key employees with a significant incentive to work to maximize stockholder value. The Committee believes that by providing its executives and key employees who have substantial responsibility for the management and growth of the Company with an opportunity to profit from increases in the value of the Common Stock, the interests of the Company's stockholders and executives will be most closely aligned.



                                              THE COMPENSATION AND CONFLICT OF
                                              INTEREST COMMITTEE OF THE BOARD OF
                                              DIRECTORS

                                                  Aaron Beam, Jr.
                                                  Peter J. Evans
                                                  Thomas M. Haythe

Performance Graph

     The following performance graph compares the cumulative total return on the Company's Common Stock to the NASDAQ Stock Market-U.S. Index, a 1996 peer group and a 1995 peer group. The 1996 peer group consists of Community Psychiatric Centers, Magellan Health Services, Inc. and Comprehensive Care Corporation. The Company believes that these peer companies, which are engaged in the behavioral health services industry, are most comparable to the Company, within the parameters set by the Securities and Exchange Commission. The 1995 peer group consisted of Community Psychiatric Centers, Magellan Health Services, Inc., Comprehensive Care Corporation and Mental Health Management, Inc. Mental Health Management, Inc. was not included in the peer group this year due to its divestiture of primarily all of its inpatient psychiatric health care operations. The graph assumes that $100 was invested in the Common Stock, the NASDAQ Stock Market - U.S. Index, the 1996 peer group and the 1995 peer group on June 30, 1991 and that all dividends were reinvested.

                              [GRAPH APPEARS HERE]









                                        Cumulative Total Return
                            ____________________________________________________
                              6/91      6/92      6/93      6/94     6/95   6/96


Ramsay Health Care, Inc       100       45        46        50        33      23

1996 PEER GROUP               100       39        40        45        37      40

1995 PEER GROUP               100       39        40        45        37      39

NASDAQ STOCK MARKET-US        100       120      151       153       204     261

Security Ownership of Certain Beneficial Owners

     The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of October 15, 1996 and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

Name and Address                  Title          Number of           Percentage
Beneficial Owner                of Class     Shares Owned (1)       of Class (1)

Paul J. Ramsay                   Common            3,632,054   (2)        36.39%
    Paul Ramsay Group
    154 Pacific Highway          Series C
    Greenwich, NSW 2065          Preferred           142,486   (3)        100.0%
    Australia

Ramsay Holdings HSA Limited      Common            2,117,065   (3)        23.47%
    c/o Haythe & Curley
    237 Park Avenue              Series C
    New York, New York 10017     Preferred            71,303   (3)         50.0%

Paul Ramsay Holdings Pty.
 Limited                         Common            1,513,239   (3)        16.33%
    c/o Haythe & Curley
    237 Park Avenue              Series C
    New York, New York 10017     Preferred            71,183   (3)         50.0%

Brinson Holdings, Inc.           Common              776,100   (4)         9.34%
Brinson Partners, Inc.
Brinson Trust Company
    209 South LaSalle
    Chicago, Illinois 60604

Heartland Advisors, Inc.         Common            1,530,800   (5)        18.43%
    790 North Milwaukee Street
    Milwaukee, Wisconsin 53202

Merrill Lynch & Co., Inc.        Common              586,300   (6)         7.06%
    World Financial Center,
     North Tower
    250 Vesey Street
    New York, New York 10281

(1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually for purposes of calculating the number of shares owned and the percentage of class for each such named person, but are not deemed outstanding for purposes of such calculations for any other named person.

(2) Mr. Ramsay's beneficial ownership of Common Stock includes 2,117,065 shares of Common Stock beneficially owned by Ramsay Holdings and 1,513,239 shares of Common Stock beneficially owned by Holdings Pty., which entities Mr. Ramsay indirectly controls. The shares beneficially owned by Ramsay Holdings consist of 1,404,035 shares of Common Stock owned of record by Ramsay Holdings and 713,030 shares of Common Stock issuable upon the conversion of 71,303 shares of Series C Preferred Stock owned of record by Ramsay Holdings. The shares beneficially owned by Holdings Pty. consist of 551,409 shares of Common Stock owned of record by Holdings Pty., 250,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants to purchase shares of Common Stock and 711,830 shares of Common Stock issuable upon the conversion of 71,183 shares of Series C Preferred Stock owned of record by Holdings Pty. Does not include 25,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Ramsay, which are not currently exercisable, and 500,000 shares of Common Stock issuable upon the exercise of warrants held by a corporate affiliate of Mr. Ramsay, which are not currently exercisable.

(3) These shares are included in the beneficial ownership of Common Stock of Paul J. Ramsay and are included in footnote (2) above.

(4) Information as to the holdings of Brinson Holdings, Inc. ("BHI"), Brinson Partners, Inc. ("BPI") and Brinson Trust Company ("BTC") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 776,100 shares were owned by BPI with shared voting and shared dispositive power and 211,060 shares were owned by BTC with shared voting and shared dispositive power. Such report indicates that BTC is a bank and the wholly owned subsidiary of BPI, an investment adviser registered under the Investment Advisers Act of 1940, which in turn is a wholly-owned subsidiary of BHI, a parent holding company. BHI is a wholly owned subsidiary of SBC Holding (USA), Inc. ("SBC"), whose address is 222 Broadway, New York, New York 10038. SBC is a wholly owned subsidiary of Swiss Bank Corporation, whose address is Aeschenplatz 6 CH-4002, Basel, Switzerland.

(5) Information as to the holdings of Heartland Advisors, Inc. ("HAI") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that HAI owned 1,154,800 shares with sole voting power and 1,530,800 shares with sole dispositive power. Such report indicates that HAI is an investment adviser registered under the Investment Advisers Act of 1940.

(6) Information as to the holdings of Merrill Lynch & Co., Inc. ("Merrill") is based upon a report on Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 586,300 shares were owned by Merrill and its affiliates with shared voting and dispositive power. Merrill and its affiliates disclaim any beneficial interest in such shares, other than shares held by Merrill and its affiliates in proprietary accounts.

     On May 3, 1996, Holdings Pty. entered into a secured demand loan facility with Coutts & Co. AG ("Coutts") pursuant to which Holdings Pty. is entitled to borrow an amount equal to the lesser of $7,000,000 and the collateral value of certain assets which have been pledged to Coutts. The current collateral includes, among other things, 1,679,898 of the shares of Common Stock held by Holdings Pty. and Ramsay Holdings and the 142,486 shares of Series C Preferred Stock held by Holdings Pty. and Ramsay Holdings (the "Pledged Stock"). Holdings Pty. has the right (but is under no obligation) to pledge additional shares of Common Stock to secure the obligations of Holdings Pty. to Coutts.

     Coutts is entitled to repayment of amounts outstanding under the loan facility on demand. In the event that Holdings Pty. were to default on its obligations to Coutts under the loan facility, Coutts would be entitled to liquidate the Pledged Stock to repay the outstanding debt. In the event that Coutts were to attempt to liquidate the Pledged Stock, the sale of the Pledged Stock would be subject to the volume limitations pursuant to Rule 144 under the Securities Act.

Security Ownership of Management

     The following table sets forth, as of October 15, 1996, the number of shares of Common Stock of the Company beneficially owned by each of the Company's directors and nominees for directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons.

                                                                   Percentage
Name of                 Title of       Number of                       of
Beneficial Owner          Class     Shares Owned(1)                 Class(1)

Paul J. Ramsay          Common         3,632,054   (2)               36.39%

                        Series C
                        Preferred        142,486   (3)               100.0%

Aaron Beam, Jr.         Common             1,750                       *

Peter J. Evans          Common             1,750                       *

Robert E. Galloway      Common             2,000                       *

Thomas M. Haythe        Common            23,750                       *

Luis E. Lamela          Common                --                      --

Steven J. Shulman       Common             1,750                       *

Michael S. Siddle       Common             1,750                       *

Brent J. Bryson         Common                --                      --

Reynold J. Jennings     Common            10,000                       *

William N. Nyman        Common                --                      --

John A. Quinn           Common             3,000                       *

Wallace E. Smith        Common            48,783   (4)                 *

All directors and
 executive officers
 as a group
  (16 persons)          Common         3,733,965   (2)(4)            37.23%

                        Series C
                        Preferred        142,486                     100.0%

(*) Indicates ownership percentage of less than one percent (1%).

(1) Includes all shares that each named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right, or similar arrangement. Such shares are deemed to be owned and outstanding by such person individually, and by all directors and officers as a group, for purposes of calculating the number of shares owned and the percentage of class for each such named person and the group, but are not deemed to be outstanding for purposes of such calculations for any other named person.

(2) Mr. Ramsay's beneficial ownership of Common Stock includes 2,117,065 shares of Common Stock beneficially owned by Ramsay Holdings and 1,513,239 shares of Common Stock beneficially owned by Holdings Pty., which entities Mr. Ramsay indirectly controls. The shares beneficially owned by Ramsay Holdings consist of 1,404,035 shares of Common Stock owned of record by Ramsay Holdings and 713,030 shares of Common Stock issuable upon the conversion of 71,303 shares of Series C Preferred Stock owned of record by Ramsay Holdings. The shares beneficially owned by Holdings Pty. consist of 551,409 shares of Common Stock owned of record by Holdings Pty., 250,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants to purchase shares of Common Stock and 711,830 shares of Common Stock issuable upon the conversion of 71,183 shares of Series C Preferred Stock owned of record by Holdings Pty. Does not include 25,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Ramsay, which are not currently exercisable, and 500,000 shares of Common Stock issuable upon the exercise of warrants held by a corporate affiliate of Mr. Ramsay, which are not currently exercisable.

(3) These shares are included in the beneficial ownership of Common Stock of Paul J. Ramsay and are included in footnote (2) above.

(4) Includes 47,853 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase shares of Common Stock pursuant to the Company's 1990, 1991 and 1993 stock option plans.



                          2. RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending June 30, 1997. The Board of Directors considers Ernst & Young LLP to be eminently qualified.

     Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

     The Board of Directors recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP to audit the financial statements of the Company for the Company's fiscal year ending June 30, 1997. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed in such proxy.

     A representative of Ernst & Young LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                3. OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment on such matters.

Stockholder Proposals

     Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by July 3, 1997, in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

October 31, 1996

Proxy Card - Side #1:

                            RAMSAY HEALTH CARE, INC.
           PROXY - Annual Meeting of Stockholders - November 21, 1996

     The undersigned, a stockholder of RAMSAY HEALTH CARE, INC., does hereby appoint Paul J. Ramsay and Bert G. Cibran, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock or Class B Convertible Preferred Stock, Series C of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Peninsula New York, 700 Fifth Avenue, New York, NY, on Thursday, November 21, 1996, at 9:00 A.M., Eastern Standard Time, or at any adjournment thereof, upon such matters as may properly come before the Meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their best judgment on any other matters which may properly come before the Meeting.

1. Election of Directors            [  ]    FOR all the nominees listed (except
                                            as marked to the contrary below).

                                    [  ]    WITHHOLD AUTHORITY to vote for the
                                            nominees listed below.

Aaron Beam, Jr., Peter J. Evans, Thomas M. Haythe, Luis E. Lamela, Paul J. Ramsay, Steven J. Shulman and Michael S. Siddle

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


______________________________________________________________________________
2. Ratification of appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1997.

     FOR [ ]                    AGAINST [ ]               ABSTAIN [ ]

The Board of Directors favors a vote "FOR" each item.

Proxy Card - Side #2:


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO EITHER ITEMS 1 OR 2, THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

                    IMPORTANT: Before returning this proxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, shareholders, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, such joint tenants or trustees should sign.

                    Dated: ______________________________________, 1996

                    ___________________________________________________
                    Entity Name

                    _______________________________________________(L.S.)

                    _______________________________________________(L.S.)
                    Stockholder(s) Sign Here

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.